Exhibit 99.1

EMPOWER RETIREMENT TO ACQUIRE

FULL-SERVICE RETIREMENT BUSINESS

OF PRUDENTIAL FINANCIAL, INC.

Expands Empower’s reach across retirement services market to more than 16.6 million individuals and $1.4 trillion in AUA

Empower poised to deliver broad set of solutions and capabilities to new and existing clients; strengthen investments across its existing suite of offerings

Advances Prudential’s transformation and enterprise growth strategy

GREENWOOD VILLAGE, Colo. and NEWARK, NJ, July 21, 2021 — Empower Retirement and Prudential Financial, Inc. (NYSE: PRU) today announced they have entered into a definitive agreement for Empower to acquire Prudential’s full-service retirement business. The acquisition will add significant expertise, a broader set of capabilities and an expanded product portfolio to Empower’s existing business and drive additional scale to the benefit of retirement investors and employers who sponsor workplace savings plans.

Subject to regulatory approvals, Empower will acquire Prudential’s full-service retirement plan recordkeeping and administration business for a total transaction value of $3.55 billion1. The business will be supported by $2.1 billion of capital through a combination of the balance sheet of the transferred business and Empower capital and surplus.

Prudential’s full-service retirement recordkeeping business comprises more than 4,300 workplace savings plans, through which approximately 4 million plan participants have saved $314 billion in assets.2 It also includes more than 1,800 employees who provide a comprehensive suite of retirement recordkeeping and administration services to financial professionals, plan sponsors and participants.

“Empower and Prudential share a commitment to serving the financial needs of working Americans, their advisors and employers. This transaction will create an even stronger service organization at Empower, fueled by technology and the expertise of our deep talent pool,” said Ed Murphy, President and CEO, Empower. “We will continue to leverage our scale and resources to challenge the status quo and be uniquely positioned to serve the retirement and wealth management needs of millions of retirement savers in every phase of their financial journey.”

“Today’s announcement is a significant milestone in Prudential’s transformation and the execution of our strategy to become a higher growth, less market sensitive, more nimble business,” said Prudential Chairman and CEO Charles Lowrey. “In Empower, we have found a partner that, like Prudential, is passionate about expanding financial opportunity for more people, and that has the scale and expertise to ensure the long-term success of the full-service retirement business.”

At closing, Empower will acquire Prudential’s defined contribution, defined benefit, non- qualified and rollover IRA business in addition to its stable value and separate account investment products and platforms.

Empower expects the acquisition to benefit retirement plan participants by combining two client-focused businesses with deep retirement expertise on a single state-of-the-art technology platform. The acquisition will allow Empower to expand services to the broadening spectrum of workplace savings plans it now serves, which includes mega, large, mid-size and small corporate 401(k) plans; government plans ranging in scale from state-level plans to municipal agencies; not-for-profit 403(b) plans; and collectively bargained Taft-Hartley plans.

Leveraging new capabilities from its 2020 acquisition of Personal Capital, Empower will offer a highly personalized digital experience that can integrate the elements of any individual’s financial plan to help them better understand their current financial needs through financial advice and goal setting.

Prudential will continue to participate in the institutional and individual retirement market, serving retirees, annuitants and employers through its Institutional Investment Products business, as well as through income and investments solutions provided by its Individual Annuities business and PGIM, a top 10 global asset management firm. Following the close of the transaction, Prudential’s Retirement business will consist of Pension Risk Transfer, International Reinsurance, Structured Settlements, and Institutional Stable Value wrap product lines.

Prudential expects to use the proceeds from the transaction for general corporate purposes. Prudential now expects to return $11.0 billion to shareholders through 2023, up from the $10.5 billion announced in May 2021, and intends to reduce financial leverage and enhance its financial flexibility.

The transaction, which is expected to close in the first quarter of 2022 pending customary regulatory approvals, will increase Empower’s participant base to 16.6 million and its retirement services recordkeeping assets to approximately $1.4 trillion administered in approximately 71,000 workplace savings plans.3

Empower will acquire Prudential’s retirement services businesses with both a share purchase and a reinsurance transaction. Great-West Life & Annuity Insurance Company will acquire the shares of Prudential Retirement Insurance and Annuity Company and business written by The Prudential Insurance Company of America will be reinsured by Great-West Life & Annuity Insurance Company and Great-West Life & Annuity Insurance Company of New York (for New York business).

Eversheds Sutherland served as legal counsel and Goldman Sachs & Co. LLC and Rockefeller Capital Management served as financial advisors to Empower. Debevoise & Plimpton served as legal counsel and Lazard served as exclusive financial advisor to Prudential.

About Empower Retirement

Headquartered in metro Denver, Empower Retirement administers approximately $1 trillion in assets for more than 12 million retirement plan participants as of March 31, 2021.4 It is the nation’s second-largest retirement plan recordkeeper by total participants.5 Empower serves all segments of the employer-sponsored retirement plan market: government 457 plans; small, midsize and large corporate 401(k) clients; not-for-profit 403(b) entities; Taft-Hartley plans; private-label recordkeeping clients; and IRA and brokerage customers. Personal Capital, a subsidiary of Empower Retirement, is an industry-leading hybrid wealth manager. For more information please visit empower-retirement.com and connect with us on Facebook, Twitter, LinkedIn and Instagram.

About Prudential

Prudential, a global financial services leader and premier active global investment manager with more than $1.5 trillion in assets under management as of March 31, 2021, has operations in the United States, Asia, Europe, and Latin America. Prudential’s diverse and talented employees help make lives better by creating financial opportunity for more people. Prudential’s iconic Rock symbol has stood for strength, stability, expertise and innovation for more than a century. For more information, please visit news.Prudential.com.

# # #

Media Contacts:

Empower Retirement:

Stephen Gawlik, Stephen.Gawlik@empower-retirement.com, 617-417-4408

Prudential Financial:

Bill Launder, Bill.Launder@Prudential.com, 973-802-8760

[1]

In connection with the closing of the transaction, Prudential expects total proceeds of approximately $2.8 billion, which includes cash consideration for the sale of Prudential Retirement Insurance and Annuity Company, ceding commission for the reinsured business and capital available to be released from The Prudential Insurance Company of America. Prudential expects one-time costs and taxes related to the transaction of approximately $400 million.

[2]	As of March 31, 2021, source: Prudential
[3]	Estimated joint assets under administration of Empower Retirement and Prudential.
[4]

As of March 31, 2021. Information refers to the business of Great-West Life & Annuity Insurance Company and its subsidiaries, including Great-West Life & Annuity Insurance Company of New York and GWFS Equities, Inc. GWLA’s consolidated total assets under administration (AUA) were $1,065.8B. AUA is a non-GAAP measure and does not reflect the financial stability or strength of a company. GWLA’s statutory assets total $74.5B and liabilities total $72.5B. GWLANY statutory assets total $3.7B and liabilities total $3.5B.

[5]	Pensions & Investments 2020 Defined Contribution Survey Ranking as of April 2021.

FORWARD-LOOKING STATEMENTS DISCLAIMER BY PRUDENTIAL

Certain statements by Prudential in this press release, including those regarding the transactions contemplated by the definitive agreement and the expected closing thereof, the expected receipt and use of the proceeds of the transaction by Prudential, including Prudential’s plan to return cash to shareholders and reduce leverage, Prudential’s strategy to become a higher growth, less market sensitive, more nimble business, constitute forward-looking statements by Prudential, representing Prudential management’s current expectations and beliefs concerning future developments. These statements are not guarantees of future performance, as actual results may differ, possibly materially, from the expectations or estimates reflected in such forward-looking statements. Consider these and other factors, uncertainties and potential events carefully and do not place undue reliance on forward-looking information. With respect to Prudential, certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements can be found in the “Risk Factors” and “Forward-Looking Statements” sections included in Prudential’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Other than as specifically required by applicable law, forward-looking information as a result of new information, future events or otherwise will not be updated.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS RELATING TO EMPOWER

Certain statements by Empower in this news release constitute forward-looking statements relating to Empower, including those regarding the transactions contemplated by the definitive agreement and the expected closing and the expected benefits of the acquisition (including the expected increase to Empower’s participant base and its retirement services recordkeeping assets and the expected benefits to retirement plan participants). Forward- looking statements are not historical facts but instead represent only Empower’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside Empower’s control. It is possible that actual results will differ, possibly materially, from the anticipated results indicated in these statements. Factors that could cause actual results to differ, possibly materially, from those in the forward-looking statements are discussed in periodic filings by Empower’s parent company, Great-West Lifeco Inc., with Canadian securities regulators which are available for review at www.sedar.com. The reader is also cautioned to consider these and other factors, uncertainties and potential events carefully and not to place undue reliance on forward-looking information. Other than as specifically required by applicable law, Empower does not intend to update any forward-looking information.